UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2021
NEUROPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40337 (Commission File Number)	22-3550230 (IRS Employer Identification No.)
455 N. Bernardo Avenue Mountain View, CA (Address of principal executive offices)		94043 (Zip Code)
(650) 237-2700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

(MOUNTAIN VIEW, Calif., September 9, 2021) – NeuroPace, Inc. (Nasdaq: NPCE), a commercial-stage medical device company focused on transforming the lives of people suffering from epilepsy, is providing an update regarding the continued impact of COVID-19 on Q3 2021 financial results. Throughout the quarter, procedure volumes continue to be impacted due to delays around scheduling elective procedures as a result of the COVID-19 Delta variant. Management believes that these delays will impact and create uncertainty around revenue for the second half of 2021.

The Company will be participating in three upcoming conferences:
•2021 Wells Fargo Virtual Healthcare Conference
Fireside Chat on Friday, September 10, 2021, at 9:20 a.m. Eastern Time / 6:20 a.m. Pacific Time.
•19th Annual Morgan Stanley Global Healthcare Conference
Fireside Chat on Tuesday, September 14, 2021, at 3:30 p.m. Eastern Time / 12:30 p.m. Pacific Time.
•2021 Baird Global Healthcare Conference
Presentation on Wednesday, September 15, 2021, at 2:35 pm Eastern Time / 11:35 am Pacific Time.

Live audio of the webcasts of the presentations will be available on the “Investors” section of the company’s website at: https://www.neuropace.com. The webcasts will be archived and available for replay for at least 90 days after the event.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: September 9, 2021	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer and Vice President, Finance and Administration